Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-185589, 333-157017, 333-143369, 333-118584, 333-104386 and 333-89867 on Form S-8 and 033-64047 on Form S-3 of Supreme Industries, Inc. and subsidiaries of our report dated February 27, 2014, relating to the consolidated financial statements and financial statement schedule appearing in this Annual Report on Form 10-K.

/s/ Crowe Horwath LLP

Oak Brook, Illinois
February 27, 2014